Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 4 to Form 10 Registration Statement of our report dated April 21, 2016, relating to the consolidated financial statements of Lonestar Resources Limited, which is contained herein.

/s/ BDO USA, LLP

Dallas, Texas

May 19, 2016